EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804
MICROCHIP TECHNOLOGY ANNOUNCES RECORD
NET SALES FOR FIRST QUARTER FISCAL YEAR 2014

▪	RECORD NET SALES OF $462.8 MILLION, UP 7.6% SEQUENTIALLY AND UP 31.4% FROM YEAR AGO QUARTER.

▪
ON A NON-GAAP BASIS: GROSS MARGINS OF 58.0%; RECORD OPERATING INCOME OF $141.3 MILLION; RECORD NET INCOME OF $120.4 MILLION; AND EPS OF 57 CENTS PER DILUTED SHARE. THE FIRST CALL PUBLISHED ESTIMATE FOR NON-GAAP DILUTED EPS WAS 54 CENTS.

▪	ON A GAAP BASIS: GROSS MARGINS OF 57.6%; OPERATING INCOME OF $98.4 MILLION; NET INCOME OF $78.6 MILLION; AND EPS OF 37 CENTS PER DILUTED SHARE. THERE WAS NO PUBLISHED FIRST CALL ESTIMATE FOR GAAP EPS.

▪	RECORD NET SALES OF MICROCONTROLLERS, 16-BIT MICROCONTROLLERS, 32-BIT MICROCONTROLLERS AND ANALOG PRODUCTS

▪	RECORD DEVELOPMENT TOOL SHIPMENTS
CHANDLER, Arizona – July 31, 2013 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller, analog and Flash-IP solutions, today reported results for the three months ended June 30, 2013 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Three Months Ended June 30, 2013
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$462.8		$462.8
Gross Margin	$266.6	57.6%	$268.5	58.0%
Operating Income	$98.4	21.3%	$141.3	30.5%
Other Expense (including Gains/Losses on Equity Method Investments)	$8.1		$5.9
Income Tax Expense	$11.8		$15.0
Net Income	$78.6	17.0%	$120.4	26.0%
Earnings per Diluted Share	37 cents		57 cents
1See the “Use of Non-GAAP Financial Measures” section of this release.

GAAP net sales for the first quarter of fiscal 2014 were $462.8 million, up 7.6% sequentially from net sales of $430.1 million in the immediately preceding quarter, and up 31.4% from net sales of $352.1 million in the prior year’s first fiscal quarter. GAAP net income for the first quarter of fiscal 2014 was $78.6 million, or 37 cents per

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Reports
First Quarter Fiscal 2014
Financial Results

diluted share, up 31.7% from GAAP net income of $59.7 million, or 28 cents per diluted share, in the immediately preceding quarter, and down 0.2% from GAAP net income of $78.7 million, or 39 cents per diluted share, in the prior year’s first fiscal quarter. In the first quarter of fiscal 2014, GAAP net income included amortization of acquired intangibles of $27.7 million and special charges of $1.7 million.

Non-GAAP net income for the first quarter of fiscal 2014 was $120.4 million, or 57 cents per diluted share, up 10.1% from non-GAAP net income of $109.3 million, or 52 cents per diluted share, in the immediately preceding quarter, and up 24.3% from non-GAAP net income of $96.9 million, or 48 cents per diluted share, in the prior year’s first fiscal quarter. For the first quarters of fiscal 2014 and fiscal 2013, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, earn out adjustments and legal and other general and administrative expenses associated with acquisitions), and non-cash interest expense on our convertible debentures. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 35.4 cents per share. The quarterly dividend is payable on September 4, 2013 to stockholders of record on August 21, 2013.

“We are very pleased with our execution in the June quarter. Our actual net sales exceeded the high end of our upwardly revised guidance we provided on June 3, 2013,” said Steve Sanghi, President and CEO. “We also significantly exceeded the high end of our upwardly revised gross margin guidance and improved our gross margin percentage by 163 basis points sequentially.”

Mr. Sanghi added, “Our non-GAAP operating profit reached 30.5% in the June quarter and we are making good progress towards our long-term goal of 32.5%. Our non-GAAP earnings per share exceeded the mid-point of our original guidance given on May 2, 2013 by 5 cents per share.”

“Our microcontroller net sales grew a strong 8.9% sequentially in the June quarter to achieve an all time record of $300.3 million,” said Ganesh Moorthy, Chief Operating Officer. “All three microcontroller categories grew revenue significantly with 8-bit getting close to an all-time high. Net sales of our 16-bit products were up 10.1% sequentially to set a new record. Net sales of our 32-bit products were up 26.3% sequentially, also setting a new record.”

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Microchip Technology Reports
First Quarter Fiscal 2014
Financial Results

Mr. Moorthy added, “Our analog business grew revenue 6.2% sequentially in the June quarter to achieve a new record and continues to perform exceptionally well. Analog revenue represented 22.3% of Microchip’s overall net sales and, at a $413 million annualized sales run rate, has quietly become one of the larger analog franchises in the industry.”

Eric Bjornholt, Microchip’s Chief Financial Officer, said, “We ended the June quarter with $256.1 million in inventory, which represents 119 days. Inventory is within our target model and we have increased manufacturing activities in our factories to support the anticipated growth of our business. Inventory at our distributors was at 32 days at the end of June and remains at very low levels compared to where it has been historically.”

Mr. Sanghi concluded, “The book-to-bill ratio in the June quarter was very strong. We have continued to see very strong bookings and expedite requests in our business driven by strong demand and our design win pipeline, which has provided us with good visibility for the September quarter. We expect Microchip’s total net sales in the September quarter to be up between 2 and 6 percent sequentially.”

Microchip’s Recent Highlights:

•
Microchip continued to grow its industry-leading PIC® microcontroller platform. On the high end, it expanded the 32-bit PIC32MX3/4 family with a compelling mix of performance, integrated peripherals and memory for low-cost graphical human interfaces, connectivity and digital-audio applications.

•
Microchip also added three new families of innovative 8-bit MCUs, which all combine Microchip’s eXtreme Low Power technology with high analog and digital integration, making them well suited for a broad range of mixed-signal applications, such as sensing, signal conditioning, LED/lighting, battery/power management, digital power supplies, motor control, battery charging, smart energy and other general-purpose designs.

•
To make the real-time power monitoring and code optimization of its MCUs affordable for portable, power-supply, motor-control and meter designs, Microchip introduced the MPLAB® REAL ICE™ Power Monitor Module. This tool provides unsurpassed current measurement, while optimizing software for the lowest possible power consumption.

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Microchip Technology Reports
First Quarter Fiscal 2014
Financial Results

•
Microchip shipped a record 50,534 development systems during the June quarter, which offers further evidence of the continued strong interest in its products. The total cumulative number of development systems shipped now stands at 1,529,399.

•
In the area of analog and interface ICs, Microchip once again expanded its very large portfolio. The Company added a family of op amps that extend battery life with exceptionally low power consumption. Additionally, its new 36V digipots support wide signal swings and high power-supply voltages for industrial, automotive and audio applications.

•
Microchip added a LIN 2.1/ SAE J2602-2 transceiver, a system basis chip and a system-in-package device, all of which comply with global automotive standards while providing extremely low power consumption, and high robustness, reliability and integration. Likewise, Microchip’s new family of high-speed CAN transceivers is low power, highly robust and meets the stringent EMC requirements of global automotive OEMs.

•
Microchip also expanded its USB controller hub portfolio, on two fronts. For USB 2.0, the Company introduced the world’s first programmable USB2 controller hubs, which also add simultaneous support for USB2, HSIC and low-power modes. The seven ICs in this new family provide advanced battery charging and I/O bridging to multiple serial protocols for the designers of PCs, mobile devices, docking stations and monitors.

•
On the USB 3.0 front, Microchip added SuperSpeed Certified USB3 controller hubs that are the world’s first with on-chip programmable memory. This third-generation family includes a hybrid version with a certified 4-port USB3 hub and three additional USB2 lanes, rounding out the industry’s most complete and flexible USB3 hub offering for applications such as PCs, peripherals, computing platforms, storage solutions, networking and consumer devices, set-top boxes, docking stations and monitors.

•
Microchip also grew its portfolio of highly reliable embedded memory, with a family of serial EEPROM devices that feature a unique, pre-programmed 32-bit serial number for customers requiring unique IDs in their applications. For applications needing longer than 32-bit IDs, the unique ID can be extended to 48-bit, 64-bit, 96-bit, 128-bit and other lengths by increasing the number of bytes read from memory.

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Microchip Technology Reports
First Quarter Fiscal 2014
Financial Results

•
The Company expanded its Arduino™ compatible chipKIT™ platform with boards that contain prototyping-friendly 32-bit MCU packages. The new PIC32 MCU-based boards from partners Digilent, Inc., the Fair Use Building and Research (FUBAR) Labs, and Schmalz Haus LLC feature low pin count SOIC or SPDIP packages, which were previously only available with 8-bit MCUs for the Arduino community. This enables all users to benefit from the PIC32’s high performance, memory and integrated peripherals while using the basic hobbyist prototyping equipment that is found in most home workshops.

Second Quarter Fiscal Year 2014 Outlook:
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]

Net Sales	$472.0 to $490.6 million		$472.0 to $490.6 million
Gross Margin[2]	57.6% to 58.2%	$2.4 to $2.5 million	58.1% to 58.7%
Operating Expenses[2]	34.5% to 35.0%	$35.4 to $36.8 million	27.0% to 27.5%
Other Expense	$7.3 million	$2.2 million	$5.1 million
Income Tax Expense	12.3% to 12.7%	$2.8 to $3.0 million	10.8% to 11.2%
Net Income	$86.7 to $95.5 million	$37.0 to $38.6 million	$123.7 to $134.1 million
Diluted Common Shares Outstanding[3]	Approximately 215.9 million shares	Approximately 0.6 million shares	Approximately 215.3 million shares
Earnings per Diluted Share	40 to 44 cents	About 18 cents	58 to 62 cents
1    See the “Use of Non-GAAP Financial Measures” section of this release.

[2]	Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

[3]	See Footnote 2 under the “Use of Non-GAAP Financial Measures” section of this release.

•
Microchip’s inventory days at September 30, 2013 are expected to be about flat with the days at June 30. We believe our inventory position will enable us to continue to service our customers effectively while allowing us to control future capital expenditures. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending September 30, 2013 are expected to be approximately $27 million. Capital expenditures for all of fiscal year 2014 are anticipated to be approximately $90 million. We are

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Microchip Technology Reports
First Quarter Fiscal 2014
Financial Results

continuing to take actions to selectively invest in the equipment needed to support the expected growth of our new products and technologies.

•	We expect net cash generation during the September quarter of approximately $110 million to $130 million prior to the dividend payment.

[1]
Use of Non-GAAP Financial Measures: Our Non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, restructuring costs, severance costs, earn-out adjustments and legal and other general and administrative expenses associated with acquisitions), and non-cash interest expense on our convertible debentures, the related income tax implications of these items and nonrecurring tax events.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. The non-GAAP adjustments related to the impact of our acquisitions, nonrecurring tax events and a portion of our interest expense related to our convertible debentures are either non-cash expenses or non-recurring expenses related to such transactions. Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraph, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our

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Microchip Technology Reports
First Quarter Fiscal 2014
Financial Results

investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of its business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. As described above, the economic substance behind our decision to exclude such items relates either to these charges being non-cash in nature, or to the one-time nature of the events. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading “Supplemental Financial Information”), and the repurchase or the issuance of stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the September 2013 quarter of $40 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

[3]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except share amounts)
(Unaudited)

	Three Months Ended June 30,
	2013	2012

Net sales	$462,792	$352,134
Cost of sales	196,218	147,337
Gross profit	266,574	204,797

Operating expenses:
Research and development	73,085	48,826
Selling, general and administrative	65,710	55,592
Amortization of acquired intangible assets	27,677	4,046
Special charges	1,701	-
	168,173	108,464

Operating income	98,401	96,333
Losses on equity method investments	(260)	(121)
Other expense, net	(7,805)	(5,348)

Income before income taxes	90,336	90,864
Income tax provision	11,757	12,154

Net income	$78,579	$78,710

Basic net income per common share	$0.40	$0.41
Diluted net income per common share	$0.37	$0.39

Basic common shares outstanding	196,950	193,452
Diluted common shares outstanding	212,266	203,700

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	June 30,	March 31,
	2013	2013
	(Unaudited)
Cash and short-term investments	$961,875	$1,578,597
Accounts receivable, net	232,262	229,955
Inventories	256,136	242,334
Other current assets	165,424	185,484
Total current assets	1,615,697	2,236,370

Property, plant & equipment, net	513,723	514,544
Long-term investments	933,375	257,450
Other assets	820,780	843,041

Total assets	$3,883,575	$3,851,405

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and other current liabilities	$201,847	$202,659
Deferred income on shipments to distributors	149,817	138,952
Total current liabilities	351,664	341,611

Long-term line of credit	260,000	620,000
Long-term borrowings	348,688	-
Convertible debentures	365,562	363,385
Long-term income tax payable	186,588	182,723
Deferred tax liability	379,512	388,250
Other long-term liabilities	37,301	21,966

Stockholders’ equity	1,954,260	1,933,470

Total liabilities and stockholders’ equity	$3,883,575	$3,851,405

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three Months Ended June 30,

	2013	2012
Net sales, as reported	$462,792	$352,134
Distributor revenue recognition adjustment	-	252
Non-GAAP net sales	$462,792	$352,386

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended June 30,

	2013	2012
Gross profit, as reported	$266,574	$204,797
Distributor revenue recognition adjustment	-	131
Share-based compensation expense	1,969	1,310
Acquisition-related acquired inventory valuation other costs	-	1,500
Non-GAAP gross profit	$268,543	$207,738
Non-GAAP gross profit percentage	58.0%	59.0%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended June 30,

	2013	2012
Research and development expenses, as reported	$73,085	$48,826
Share-based compensation expense	(5,690)	(4,032)
Non-GAAP research and development expenses	$67,395	$44,794
Non-GAAP research and development expenses as a percentage of net sales	14.6%	12.7%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended June 30,

	2013	2012
Selling, general and administrative expenses, as reported	$65,710	$55,592
Share-based compensation expense	(4,997)	(4,644)
Acquisition-related costs	(888)	(3,187)
Non-GAAP selling, general and administrative expenses	$59,825	$47,761
Non-GAAP selling, general and administrative expenses as a percentage of net sales	12.9%	13.6%

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RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended June 30,

	2013	2012
Operating expenses, as reported	$168,173	$108,464
Share-based compensation expense	(10,687)	(8,676)
Acquisition-related costs	(888)	(3,187)
Amortization of acquired intangible assets	(27,677)	(4,046)
Special charges	(1,701)	-
Non-GAAP operating expenses	$127,220	$92,555
Non-GAAP operating expenses as a percentage of net sales	27.5%	26.3%
RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended June 30,

	2013	2012
Operating income, as reported	$98,401	$96,333
Distributor revenue recognition adjustment	-	131
Share-based compensation expense	12,656	9,986
Acquisition-related acquired inventory valuation and other costs	888	4,687
Amortization of acquired intangible assets	27,677	4,046
Special charges	1,701	-
Non-GAAP operating income	$141,323	$115,183
Non-GAAP operating income as a percentage of net sales	30.5%	32.7%
RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended June 30,

	2013	2012
Other expense, net, as reported	$(7,805)	$(5,348)
Convertible debt non-cash interest expense	2,161	1,975
Non-GAAP other expense, net	$(5,644)	$(3,373)
Non-GAAP other expense, net, as a percentage of net sales	-1.2%	-1.0%
RECONCILIATION OF GAAP INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended June 30,

	2013	2012
Income tax provision, as reported	$11,757	$12,154
Income tax rate, as reported	13.0%	13.4%
Distributor revenue recognition adjustment	-	17
Share-based compensation expense	1,402	1,322
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	423	569
Special charges	637	-
Convertible debt non-cash interest expense	809	741
Non-GAAP income tax provision	$15,028	$14,803
Non-GAAP income tax rate	11.1%	13.3%

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RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER SHARE
TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE

	Three Months Ended June 30,

	2013	2012
Net income, as reported	$78,579	$78,710
Distributor revenue recognition adjustment, net of tax effect	-	114
Share-based compensation expense, net of tax effect	11,254	8,664
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	28,142	8,164
Special charges, net of tax effect	1,064	-
Convertible debt non-cash interest expense, net of tax effect	1,352	1,234
Non-GAAP net income	$120,391	$96,886
Non-GAAP net income as a percentage of net sales	26.0%	27.5%

Diluted net income per share, as reported	$0.37	$0.39
Non-GAAP diluted net income per share	$0.57	$0.48
Diluted common shares outstanding, as reported	212,266	203,700
Diluted common shares outstanding Non-GAAP	211,617	203,284

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Microchip Technology Reports
First Quarter Fiscal 2014
Financial Results

Microchip will host a conference call today, July 31, 2013 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until August 7, 2013.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) July 31, 2013 and will remain available until 8:00 p.m. (Eastern Time) on August 7, 2013. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 7268328.

Cautionary Statement:

The statements in this release relating to making good progress towards our long-term operating profit goal; our analog business continuing to perform exceptionally well, increased factory activity to support the anticipated growth of our business, very strong bookings and expedite requests in our business, strong demand and design win pipeline, good visibility for the September quarter, expecting total net sales in the September quarter to be up between 2% and 6% percent sequentially, continued strong interest in our products, our second quarter fiscal 2014 guidance (GAAP and Non-GAAP as applicable) including net sales, gross margin, operating expenses, other expense, income tax expense, net income, diluted common shares outstanding, earnings per diluted share, inventory days, ability to continue to service our customers effectively while allowing us to control capital expenditures, capital expenditures for the September 2013 quarter and for fiscal 2014, selectively investing to support the expected growth of our new products and technologies, net cash generation and assumed average stock price in the September 2013 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the continued economic uncertainty or any unexpected fluctuations or weakness in the U.S. and global economies, changes in demand or market acceptance of our products and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; our ability to continue to realize the expected benefits of our acquisitions; the impact of any other significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future tax audit or any

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Microchip Technology Reports
First Quarter Fiscal 2014
Financial Results

litigation involving intellectual property, customers or other issues; our actual average stock price in the September 2013 quarter and the impact such price will have on our share count; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10‑Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this July 31, 2013 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, PIC, and MPLAB are registered trademarks of Microchip Technology Inc. in the USA and other countries. REAL ICE, and chipKIT are trademarks of Microchip Technology Inc. in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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